Exhibit 5.1

July 22, 2025

Thumzup Media Corporation

10557-B Jefferson Blvd.

Culver City, CA 90232

Re: Thumzup Media Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Thumzup Media Corporation, a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of (i) 1,332,228 shares (the “Reoffer Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable pursuant to certain outstanding nonqualified stock options (collectively, the “Stock Awards”) under the Thumzup Media Corporation 2024 Equity Incentive Plan, adopted on May 29, 2024 (as amended, the “2024 Plan”), (ii) 659,097 shares of Common Stock that are reserved for issuance pursuant to future awards under the 2024 Plan (the “2024 Plan Shares”), and (iii) 2,000,000 shares of Common Stock (the “2025 Plan Shares” and together with the 2024 Plan Shares, the “Shares”) issuable pursuant to future awards under the Thumzup Media Corporation 2025 Equity Incentive Plan, adopted on April 29, 2025 (the “2025 Plan”, and together with the 2024 Plan, the “Plans”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies of (i) the Articles of Incorporation of the Company, as amended, and Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof; (ii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the approval of the Plans and related matters; (iii) the Plans; (iv) the Stock Awards, (v) the Registration Statement and all exhibits thereto; (vi) the specimen Common Stock certificate; (vii) a certificate executed by an officer of the Company, dated as of the date hereof; and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the laws of the State of Nevada.

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In rendering the opinion set forth herein, we have assumed that, at the time of the issuance of the Reoffer Shares and the Shares, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued, (iii) the prospectus contained in the Registration Statement and any required prospectus supplement will have been delivered to the purchaser of the Reoffer Shares and the Shares as required in accordance with applicable law, (i) the resolutions of the board of directors of the Company referred to above will not have been modified or rescinded; (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock; (iii) the Company will receive consideration for the issuance of the Reoffer Shares and the Shares as required by the Stock Awards and the Plans and that is at least equal to the par value of the Common Stock; and (iv) the individual issuances, grants or awards under the Plans will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded in accordance with the requirements of the Plans.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon the issuance of the Reoffer Shares and the Shares in accordance with the terms of the Stock Awards and the Plans, respectively, the Reoffer Shares and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP